SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report July 20, 2001



                         Commission File Number: 0-17597


                            ELITE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                   Texas                             76-0252296
     (State or other Jurisdiction of     (IRS Employer Identification No.)
      incorporation or organization)

              5050 Oakbrook Parkway
                    Suite 100
                 Norcross Georgia                          30093
     (Address of principal executive offices)            (Zip Code)

                                  770-559-4975
               (Registrant's telephone number, including area code



FORM 8-K FILING



ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


On July 20, 2001, the Registrant engaged Ricardo Blanco, CPA, to act as the Registrant's independent certified public accountant. Mr. Blanco's firm replaces the firm Kirschner & Associates, P.C. who resigned on May 09, 2001. The newly appointed firm was chosen due to its familiarity with the Registrant as it has performed previous audit work on a wholly owned subsidiary of Elite Technologies Inc. See previously issued Form 8-K for details on said matters.







                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Elite Technologies Inc.

/s/ Scott Schuster
------------------
    Scott Schuster
    Chief Executive Officer